Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Registration Statement (Form S-4, No. 333-            ) and related Prospectus of City Holding Company for the registration of 1,614,728 shares of its common stock and to the incorporation by reference therein of our reports dated February 23, 2005, with respect to the consolidated financial statements of City Holding Company, City Holding Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of City Holding Company, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders, included as Exhibit 13 to this Registration Statement.

/s/ Ernst & Young LLP

March 14, 2005
Charleston, West Virginia